Exhibit 99.1

TESSCO Technologies Announces Preliminary Q1 2022 Select Financial Results and Shares Expectations for Full-Year 2022

Company Expects Q1 Revenues of Approximately $105 Million, Up 9% Year Over Year

Q1 Sales Bookings Up Approximately 37% Year Over Year

HUNT VALLEY, Md.--TESSCO Technologies Incorporated (NASDAQ: TESS), a leading value-added distributor and solutions provider for the wireless industry, today announced preliminary select financial results for the first quarter of its 2022 fiscal year, ended June 27, 2021. Tessco expects to report total revenues of approximately $105 million, which would represent composite growth of 9% year over year. Sales bookings for the first quarter grew 37% year over year, with improved performance across both of the Company’s markets.

“This fiscal year is our first after the sale of our retail business and, despite some global supply-chain disruptions, we are now seeing signs of a post-pandemic recovery across our markets,” said Sandip Mukerjee, Tessco’s president and chief executive officer. “As such, and as we welcome the vast majority of our employees back to our offices after a long period of remote working, we believe this is a prudent time to provide a high-level overview of our expected results for our first quarter, along with certain financial expectations for our full fiscal year 2022.

“As we reported last quarter, our second-half fiscal 2021 sales bookings were higher than in the first half of the fiscal year as the effects of the pandemic lessened. We also reported a growing backlog due to the supply chain challenges that delayed the conversion of bookings to shipments. These trends continued into the first quarter of our fiscal year 2022.

“During the first quarter, we saw positive momentum in both our Carrier and VAR and Integrator markets. Overall, we expect to report total revenues of approximately $105 million for the first quarter, which would represent year-over-year growth of 9%, with revenues in the Carrier market expected to grow approximately 19%, and revenues in our VAR and Integrator market, approximately 2%.

“Our growth in sales bookings has been even stronger, up 37% compared with the first quarter of fiscal year 2022, with the public carrier market growing 64% and the VAR and Integrator market growing 21%. Our progress in these areas was driven by improved performance across many of our focus areas, including Ventev and Tessco.com, and we expect our growing backlog to translate into increased revenues in future quarters.

“While we expect to report a pre-tax and adjusted EBITDA loss for the first quarter, we have sharpened our focus on cost controls and currently expect significant improvement in our overall profitability this fiscal year as compared to fiscal 2021. With that goal in mind, Tessco’s board has recently adopted a new operating plan for fiscal year 2022. Financial highlights of this operating plan include:

•	Projected full-year revenue of $408M to $442M (compared to $373M in fiscal year 2021)

•	Projected full-year net loss of $6.5M to $4.1M (compared to $14.3M in fiscal year 2021)

•	Projected full-year adjusted EBITDA* of $0.0M to $2.4M (compared to a loss of $12.8M in fiscal year 2021).

*Adjusted EBITDA is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results.

“I look forward to having a more robust discussion of our plan and first-quarter results during our Q1 earnings call, later this month,” Mr. Mukerjee concluded.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2021, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers and affinity partners, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', suppliers' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers , which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

The operating plan referred to in this press release is subject to all of the risks applicable to our business generally. The projections included in this press release assume the successful implementation of our current operating plan, and are not assurances of future results. The nature of our business is that we typically ship product within several days after booking orders. Current supply chain challenges make this more difficult and, consequently, will make it even more difficult to successfully execute our plan, and therefore, make it more difficult to forecast future results. Tessco assumes no obligation to update the information contained in this press release at any time.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 65,000 products from 250 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Non-GAAP Information

Adjusted EBITDA is a measure used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is as follows:

	Low	High
Net loss per Plan	$(6.5M)	$(4.1	M)
Add: income taxes	0.0M	0.0	M
Add: depreciation	4.7M	4.7	M
Add: interest	1.0M	1.0	M
Add: stock compensation	0.8M	0.8	M
Adjusted EBITDA per Plan	$0.0M	$2.4	M

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com